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                                                                    Exhibit 23.1


                              Consent of KPMG, LLP


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-80041, 2-94701, 33-2517, 33-12762, 33-12763, 33-38145,
33-44693, 33-50598, 33-55092, 33-72160, 333-10553, 333-42163, 333-75269,
333-51776 and 333-64822) of Intermagnetics General Corporation of our report dated August 5, 2003, except for Note 19, which is as of October 27, 2003 with respect to the consolidated balance sheets of Invivo Corporation as of June 30, 2003 and 2002 and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended June 30, 2003 which report is incorporated by reference in the Current Report (Form 8-K/A Amendment No. 2) of Intermagnetics General Corporation dated February 10, 2005.



                                  /s/ KPMG LLP


San Francisco, California
February 4, 2005